Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of November 26, 2018, is made by and between American Education Center, Inc., a Nevada corporation (the “Corporation”), and China Cultural Finance Holdings Company Limited, a British Virgin Islands corporation, a holder of securities of the Corporation (the “Holder”).

WHEREAS, pursuant to that certain Subscription Agreement, dated as of October 30, 2017, by and between the Corporation and the Holder (the “Subscription Agreement”), the Holder purchased from the Corporation 500,000 shares of the Corporation’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred A Shares”) for the aggregate purchase price of $2,000,000;

WHEREAS, on November 2, 2017, the Corporation filed with the Secretary of State of the State of Nevada the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation A”), which established and designated the Preferred A Shares and the rights, preferences, privileges and limitations thereof;

WHREAS, on November 6, 2018, the Corporation was authorized by the Board of Directors of the Corporation (the “Board”) and the holders of a majority of the shares of common stock, par value $0.001 per share (“Common Stock”), and preferred stock of the Corporation issued and outstanding, voting together as a single class, to increase the number of shares of the authorized common stock of the Corporation from 180,000,000 to 450,000,000 and the number of shares of the authorized preferred stock of the Corporation from 20,000,000 to 50,000,000;

WHEREAS, on November 6, 2018, the Corporation was authorized by the Board to file with the Secretary of State of the State of Nevada the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation B”), which established and designated 25,000,000 shares of Series B Convertible Preferred Stock (the “Preferred B Stock”) and the rights, preferences, privileges and limitations thereof; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Corporation desires to exchange with the Holder, and the Holder desires to exchange with the Corporation, all of its Preferred A Shares into (i) shares of the Preferred B Stock, par value $0.001 per share, and (ii) shares of Common Stock.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Corporation and the Holder agree as follows:

1.          Terms of the Stock Exchange. The Holder irrevocably agrees hereby, effective as of the Closing Date (as defined below), that the certificates of the Preferred A Shares shall be surrendered by the Holder to the Corporation and in exchange and full satisfaction therefor, the Holder shall be issued such number of shares of Preferred B Stock and Common Stock listed opposite such Holder’s name under the column, “Shares to be Issued,” as set forth on Schedule A annexed hereto (the “Securities”) pursuant to the terms and conditions of this Agreement.

2.          Closing. Upon satisfaction of the conditions set forth herein and upon receipt of all closing deliverables set forth in this Section 2, unless waived by the Corporation and the Holder, a closing (the date of such closing sometimes referred to herein as the “Closing Date”) shall occur at the offices of Hunter Taubman Fischer & Li LLC, 1450 Broadway, Fl. 26, New York, NY 10018, or such other location as the parties shall mutually agree. On or before the Closing Date, Holder shall deliver to the Corporation certificates representing the Preferred A Shares, and the Corporation shall deliver to Holder in book entry form the total number of Securities as set forth on Schedule A annexed hereto. On the Closing Date, any and all obligations of the Corporation to Holder under the Certificate of Designation A or with respect to the Preferred A Shares shall be fully satisfied and of no further force or effect and Holder will have no remaining rights, powers, privileges, remedies or interests under the Subscription Agreement, the Certificate of Designation A, or the Preferred A Shares.

3.          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.          Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the Closing Date to the Corporation as follows:

a. Authorization; Enforcement. The Holder has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and any other documents or agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Corporation or any of its agents, written or oral. The Holder understands that it (and not the Corporation) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

c. Information Regarding Holder. Holder is not a “U.S. Person” and is not an “affiliate” (both as defined in Rule 501(b) under the Securities Act) of the Corporation and is not acquiring the Securities for the account or benefit of a U.S. Person. Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

d. Legend. The Holder understands that the Securities have been issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED, EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

e. Removal of Legends. Certificates evidencing the Securities shall not be required to contain the legend set forth in Section 4(d) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Corporation), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 and the Holder is not an affiliate of the Corporation (provided that the Holder provides the Corporation with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Corporation with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Securities and Exchange Commission (“Commission”). If a legend is not required pursuant to the foregoing, the Corporation shall no later than seven business days following the delivery by the Holder to the Corporation or the transfer agent (with notice to the Corporation) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 4(e), as directed by the Holder, credit the aggregate number of shares of Preferred B Stock and Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system. The Holder shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities and the removal of any legends with respect to any Securities in accordance herewith, including, but not limited to, fees for the opinions of counsel rendered to the transfer agent in connection with the removal of any legends.

f. Restricted Securities. The Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws and, consequently, Holder may have to bear the risk of owning the Securities for an indefinite period of time because the Shares may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Corporation (if requested by the Corporation) an opinion of counsel to the Holder, in form reasonably acceptable to the Corporation, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Corporation with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iii) neither the Corporation nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g. Investment Representations. Holder is acquiring the Securities for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and has no present intention to effect, or any present or contemplated plan, agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for, any distribution of the Securities. Holder has carefully reviewed the representations concerning the Corporation contained in this Agreement and has made detailed inquiry concerning the Corporation, its business and its personnel.

h. Certain Fees. No broker, finder, or investment banker is entitled to any brokerage, finder, or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Holder.

5.          Representations and Warranties of the Corporation. The Corporation represents and warrants as of the date hereof and as of the Closing Date to the Holder as follows:

a. Authorization; Enforcement. The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and any other Transaction Documents to which the Corporation is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Corporation and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Corporation and no further action is required by the Corporation, the Board or the Corporation’s stockholders in connection therewith and no further filing, consent, or authorization is required by the Corporation, its Board or its stockholders. This Agreement has been (or upon delivery will have been) duly executed by the Corporation and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Organization and Qualification. Each of the Corporation and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Corporation and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Corporation or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Corporation to perform any of its obligations under any of the Transaction Documents. Other than its Subsidiaries, there is no Person (as defined below) in which the Corporation, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

c. No Conflict. The execution, delivery and performance of the Transaction Documents by the Corporation and the consummation by the Corporation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Corporation or any of its Subsidiaries, any capital stock of the Corporation or any of its Subsidiaries or Bylaws (as defined below) of the Corporation or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Corporation or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Market (the “OTC Market”) applicable to the Corporation or any of its Subsidiaries or by which any property or asset of the Corporation or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

d. No Consents. Neither the Corporation nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Corporation or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement or, in respect of notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis, and neither the Corporation nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Corporation or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as disclosed in any of the reports, schedules, forms, statements or other documents required to be filed by the Corporation with the Commission under the Securities Act or the Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), the Corporation is not in violation of the requirements of the OTC Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

e. Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Corporation of the Securities is exempt from registration under the Securities Act. The offer and issuance of the Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Corporation covenants and represents to the Holder that neither the Corporation nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Transaction Documents.

f. Issuance of Securities. The issuance of the Securities is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued, fully paid and non-assessable and free from all liens, charges and other encumbrances with respect to the issue thereof, other than as a result of any action of the Holder or under federal or state securities laws.

g. Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid by the Corporation in connection with the issuance of the Securities to be issued to the Holder hereunder will be, or will have been, fully paid or provided for by the Corporation, and all laws imposing such taxes will be or will have been complied with.

6.          Release by the Holder. In consideration of the foregoing, Holder and each of Holder’s respective related parties, affiliates, successors and assigns (collectively, the “Releasing Parties”) hereby forever releases, remises, acquits and discharges each of the Corporation and its Subsidiaries, as well as each of their respective officers, directors, principals, control persons, affiliates, stockholders, past and present employees and agents, insurers, predecessors in interest, successors, and assigns (collectively, the “Company Parties”), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, costs, loss of services, expenses, compensation, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities and demands whatsoever, in law, admiralty or equity, which any of the Releasing Parties ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Preferred A Shares, or the Securities, the Certificate of Designation A, the Subscription Agreement, or any other Transaction Documents. It is the intention of the Releasing Parties that this release is a general release with regard to the performance, services, or fulfillment of duties of any kind, and shall be effective as a bar to each and every claim, demand, or cause of action that any of the Releasing Parties may now, or ever, have against the Corporation Parties arising out of, related to, or in any way connected with the relationship of the parties on or before the date hereof or arising out of or in connection with the Preferred A Shares, or the Securities, the Certificate of Designation A, the Subscription Agreement, or any other Transaction Documents. The Releasing Parties recognize that they may have some claim, demand, or cause of action against the Corporation Parties of which they are totally unaware and unsuspecting, and that the Releasing Parties are giving up such claims, demands, and causes of action by execution of this release. It is the intention of the Releasing Parties in executing this release that it will deprive each of them of each such unknown claim, demand, and cause of action, and prevent any of them from ever asserting such unknown claim, demand, or cause of action against any of the Released Parties. It being understood that this Section shall not limit the Holder from taking action for matters with respect to this Agreement.

7.          Miscellaneous.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned by the Holder without the prior written consent of the Corporation, which consent may be withheld by the Corporation in its sole discretion.

b. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by overnight courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to Holder, at such Holder’s address, facsimile number or electronic mail address set forth in the Corporation’s records, or at such other address, facsimile number or electronic mail address as such Holder may designate by ten days’ advance written notice to the other parties hereto; or (b) if to the Corporation, to its address, facsimile number or electronic mail address set forth below and directed to the attention of its Chief Executive Officer, or at such other address, facsimile number or electronic mail address as the Corporation may designate by ten days’ advance written notice to the other parties hereto. All such notices and other communications shall be effective or deemed given upon delivery, on the date that is three days following the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail.

If to the Corporation, to:	American Education Center Inc. 2 Wall Street, Fl. 8 New York, NY 10005 Attn: Max P. Chen, CEO

f. Expenses. Except as otherwise set forth herein, the parties hereto shall pay their own costs and expenses in connection herewith.

g. Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. In the event of a conflict between this Agreement and any other Transaction Document, this Agreement shall prevail. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i. Reporting Status. Until the date on which the Holder no longer holds Securities, the Corporation shall timely file all reports, if and when applicable, required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

CORPORATION:

AMERICAN EDUCATION CENTER, INC.

By:	/s/ Max P. Chen
Name: Max P. Chen
Title: President

HOLDER:

CHINA CULTURAL FINANCE HOLDINGS COMPANY LIMITED

By:	/s/ Fong Kai Shing
Name: Fong Kai Shing
Title: President

SCHEDULE A

Holder	Shares to be Issued
China Cultural Finance Holdings Company Limited	12,500,000 shares of Preferred B Stock and 7,500,000 shares of Common Stock